UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2026, Venture Global LNG, Inc. (“VGLNG”), a wholly-owned subsidiary of Venture Global, Inc. (“Venture Global”, “we”, “us” or “our”) completed its previously announced offering (the “Notes Offering”) of (i) $1.125 billion aggregate principal amount of 6.375% senior secured notes due 2034 (the “2034 Notes”) and (ii) $1.125 billion aggregate principal amount of 6.625% senior secured notes due 2036 (the “2036 Notes” and, collectively with the 2034 Notes, the “Notes”).

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The gross proceeds from the Notes Offering were used to fund VGLNG’s previously announced redemption of all of VGLNG’s outstanding 8.125% senior secured notes due 2028 (the “Existing Notes”), with cash on hand used to pay the redemption premium and related fees and expenses for the Notes Offering and the redemption.

The Notes were issued pursuant to an indenture, dated as of June 11, 2026, between VGLNG and The Bank of New York Mellon, as trustee and collateral agent (the “Indenture”).

Pursuant to the Indenture, the 2034 Notes will mature on December 15, 2034 and the 2036 Notes will mature on June 15, 2036. Interest on each series of the Notes will be payable semi-annually in arrears on each June 15 and December 15, beginning on December 15, 2026.

The Notes will initially not be guaranteed by any of VGLNG’s subsidiaries. In the future, certain of VGLNG’s subsidiaries that incur or guarantee certain amounts of indebtedness will also guarantee the Notes, except during any period where the Notes are rated investment grade by specified rating agencies (the “Suspension Period”). The Notes and any future guarantees of the Notes will be secured on a first-priority basis by the same lien on the collateral that secures VGLNG’s existing notes and revolving credit facility, subject to certain liens permitted under the Indenture. The Notes will cease to be secured during any Suspension Period.

The Indenture contains certain restrictive and affirmative covenants that, among other things, limit or restrict the ability of, or require, as applicable, VGLNG, any future guarantors and certain of VGLNG’s subsidiaries, to (i) make restricted payments, (ii) incur additional indebtedness or issue preferred stock, (iii) guarantee the obligations of others, (iv) assume, incur, permit or suffer to exist liens on VGLNG’s or its restricted subsidiaries’ assets, (v) create or permit to exist or become effective any consensual encumbrance on the ability of a restricted subsidiary to pay dividends, pay indebtedness owed to VGLNG, any future guarantors or any of VGLNG’s other restricted subsidiaries, make loans or advances to VGLNG, any future guarantors or VGLNG’s other restricted subsidiaries, or sell, lease or transfer any properties or assets to VGLNG, any future guarantors or any of VGLNG’s other restricted subsidiaries, (vi) consolidate, merge or sell substantially all of VGLNG’s or their respective assets or properties, (vii) make certain investments, loans or advances, and (viii) enter into certain transactions or agreements with or for the benefit of VGLNG’s or its restricted subsidiaries’ respective affiliates. The Indenture covenants are subject to a number of important limitations and exceptions. In addition, certain of these covenants will not apply to VGLNG and its restricted subsidiaries during any Suspension Period. The Indenture also contains customary events of default and remedies, including, but not limited to, (i) failure to pay principal or interest on any borrowings under the Notes when due and payable; (ii) failure to comply with certain covenants or agreements in the Indenture if not cured or waived as provided in the Indenture, as applicable; and (iii) certain events of bankruptcy, insolvency, or reorganization.

VGLNG may, at its option, redeem some or all of (i) the 2034 Notes at any time on or after December 15, 2029 and (ii) the 2036 Notes at any time on or after June 15, 2031, in each case at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to December 15, 2029 (in respect of the 2034 Notes) and June 15, 2031 (in respect of the 2036 Notes), VGLNG may redeem some or all of the Notes of a particular series at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time prior to December 15, 2029 (in respect of the 2034 Notes) and June 15, 2031 (in respect of the 2036 Notes), VGLNG may redeem up to 40% of the then outstanding principal amount of the Notes (which includes additional notes, if any) with an amount not to exceed the net cash proceeds from certain equity offerings, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

A copy of the Indenture will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: June 11, 2026

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer